UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices (Zip Code)

(541) 385-6205

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On October 29, 2009, Cascade Bancorp (NASDAQ: CACB) (the “Company”) entered into a Securities Purchase Agreement with David F. Bolger (“Mr. Bolger”) for the purchase and sale of $25 million of shares of common stock, no par value per share (the “Common Stock”), of the Company (the “Bolger Purchase Agreement”).  Mr. Bolger currently holds 21.44% of our outstanding Common Stock.  In addition, under an existing shareholders agreement between Mr. Bolger and the Company, Mr. Bolger currently is entitled to nominate two directors to the Company’s Board of Directors.  This right will continue under the Bolger Purchase Agreement. The Bolger Purchase Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

In addition, on October 29, 2009 the Company entered into a Securities Purchase Agreement with an affiliate of Lightyear Fund II, L.P. (“Lightyear”), for the purchase and sale of $40 million of shares of our Common Stock (the “Lightyear Purchase Agreement”, and together with the Bolger Purchase Agreement, the “Securities Purchase Agreements”). The Lightyear Purchase Agreement is filed as Exhibit 10.2 to this report and incorporated herein by reference. The total gross proceeds from the sales of Common Stock to Mr. Bolger and Lightyear (the “Private Offerings”) will be $65 million.  The shares of our Common Stock in the Private Offerings are being sold at a per share purchase price equal to the lesser of (A) $0.87 per share, and (B) the net proceeds per share to the Company in connection with the previously announced Public Offering (as defined below).

We previously filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) for the proposed public offering of shares of our Common Stock (the “Public Offering”).

The Private Offerings are subject to several closing conditions, including, among others, (i) the completion of the Public Offering and the receipt of aggregate proceeds for the Private Offerings and Public Offering of at least $150 million (net of underwriting commissions and discounts); (ii) receipt of the necessary regulatory approvals by the Company and Lightyear, which will include rebuttal of control under the Change in Bank Control Act of 1978, as amended, with respect to Lightyear; (iii) receipt of all necessary approvals under our charter and applicable law; and (iv) no material amendment or termination of the Letter Agreement described below providing for the repurchase by us of our outstanding trust preferred securities.

Subject to certain customary conditions, the Company has granted each of Mr. Bolger and Lightyear preemptive rights on any subsequent offering of the Company’s securities (excluding the Public Offering) at a purchase price of less than 95% of the market price of the Company’s Common Stock on the last trading day preceding the date of the Securities Purchase Agreement with respect to such issuance of securities.  Mr. Bolger and Lightyear will each have such rights until such time as Mr. Bolger or Lightyear, as applicable, or their respective affiliates, cease to own 5% or more of the outstanding Common Stock of the Company.

Under the Securities Purchase Agreements, the Company has granted registration rights to each of Mr. Bolger and Lightyear. Within thirty days of the closing date of the Private Offerings, the Company must file a shelf registration statement covering the registrable securities held by Mr. Bolger and Lightyear, including all securities purchased by each of Mr. Bolger and Lightyear pursuant to the Securities Purchase Agreements. In addition, each of Mr. Bolger and Lightyear have piggy-back registration rights, pursuant to which they may include registrable securities held by them in any subsequent registration of securities by the Company, subject to certain conditions.

The Company has also agreed to take all necessary action to eliminate or minimize the effect of any anti-takeover laws, including anti-takeover provisions of the Company’s Articles of Incorporation, on the Private Offerings.  In addition, so long as either Mr. Bolger or Lightyear owns at least 5% of the outstanding Common Stock of the Company, the Company has agreed not to enter into any poison pill agreement, stockholders’ rights plan or similar agreement, unless such agreement contains an exemption for each of Mr. Bolger, Lightyear and their affiliates.

We intend to use the net proceeds from the Public Offering and Private Offerings to provide capital to the Bank to support its regulatory capital needs and future growth, and to effect the repurchase of our trust preferred securities described below.  A copy of the press release related to the Private Offerings is filed as Exhibit 99.1 to this report and incorporated herein by reference.

On October 26, 2009, the Company entered into a binding letter agreement with Cohen & Company Financial Management, LLC (the “Letter Agreement”) for the restructuring of the Company’s trust preferred securities in an aggregate principal amount of $66,500,000 (the “TPS”). The Letter Agreement is filed as Exhibit 10.3 to this report and incorporated herein by reference.  Pursuant to the Letter Agreement, the Company will exchange the TPS for senior notes in the  aggregate principal amount of $13,300,000, representing 20% of the original balance of the TPS (the “Notes”). Interest will accrue on the Notes at a fixed rate of 7.5% per annum, payable quarterly, and the Notes will mature five years from the date of issuance.  The Company will be obligated to redeem the Notes for cash upon the fifth day following the closing of the Public Offering discussed above.  The consummation of the exchange of the TPS is subject to prior approval by the Federal Reserve Bank of San Francisco and the Oregon Division of Finance and Corporate Securities, the Company’s primary regulators.

The foregoing description of the Securities Purchase Agreements and the Letter Agreement is a summary of the material terms of such agreements and does not purport to be a complete description of all of the terms of such agreements.  Copies of the Securities Purchase Agreements and the Letter Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3 respectively, and the foregoing description is qualified in its entirety by such agreements.

Item 2.02.       Results of Operations and Financial Condition.

On October 29, 2009, the Company announced by press release its financial results for the third quarter ended September 30, 2009, including certain forward looking statements.  A copy of the press release is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As discussed above under Item 1.01, on October 26, 2009, the Company entered into a binding Letter Agreement with Cohen & Company Financial Management, LLC for the restructuring of the Company’s TPS in an aggregate principal amount of $66,500,000.  Pursuant to the Letter Agreement, the Company will exchange the TPS for senior notes in the aggregate principal amount of $13,300,000, representing 20% of the original balance of the TPS. Interest will accrue on the Notes at a fixed rate of 7.5% per annum, payable quarterly, and the Notes will mature five years from the date of issuance.  The Company will be obligated to redeem the Notes for cash upon the fifth day following the closing of the Public Offering discussed above.  The consummation of the exchange of the TPS is subject to prior approval by the Federal Reserve Bank of San Francisco and the Oregon Division of Finance and Corporate Securities, the Company’s primary regulators.

Item 3.02        Unregistered Sales of Equity Securities.

The Securities Purchase Agreements described in Item 1.01 above, which description is incorporated herein by reference, constitute a sale of unregistered securities by the Company.

Forward Looking Statements.

This Current Report on Form 8-K contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations and intentions and are not statements of historical fact.  When used in this report, the word “expects,” “believes,” “anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Certain risks and uncertainties and the Company’s success in managing such risks and uncertainties cause actual results to differ materially from those projected, including among others, the risk factors described in our quarterly report on Form 10-Q for the quarter ended September 30, 2009 as well as the following factors: our inability to comply in a timely manner with the cease and desist order with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”), under which we are currently operating, could lead to further regulatory sanctions or orders, which could further restrict our operations and negatively affect our results of operations and financial condition; local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and the Oregon communities of Central Oregon, Northwest Oregon, Southern Oregon and the greater Boise area, specifically; we may be compelled to seek additional capital in the future to augment capital levels or ratios or improve liquidity, but capital or liquidity may not be available when needed or on acceptable terms; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in the Company’s SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and current regulatory requirements, changes in regulatory requirements and legislation and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition.

These forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof.  Readers should carefully review all disclosures filed by the Company from time to time with the SEC.

Item 9.01        Financial Statements and Exhibits

10.1	Securities Purchase Agreement, dated October 29, 2009 between the Company and David F. Bolger.

10.2	Securities Purchase Agreement, dated October 29, 2009 between the Company and BOTC Holdings LLC.

10.3	Letter Agreement dated October 26, 2009 between the Company and Cohen & Company Financial Management, LLC.

99.1	Press Release dated October 29, 2009.

99.2	Press Release dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP

Date: October 29, 2009	By:	/s/ Patricia L. Moss
Patricia L. Moss Chief Executive Officer